UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 9, 2012

HOMETRUST BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35593	45-5055422
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification Number)

10 Woodfin Street, Asheville, North Carolina	28801
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:    (828) 259-3939

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

On July 10, 2012, HomeTrust Bancshares, Inc. (the “Company”) announced that it became the holding company for HomeTrust Bank (the “Bank”) in connection with the completion of the Bank’s conversion from the mutual to the stock form of organization and the Company’s related public stock offering.  In the offering, the Company sold 21,160,000 shares of common stock at a price of $10.00, for gross offering proceeds of $211.6 million.  A copy of the press release issued on July 10, 2012 making this announcement is attached hereto as Exhibit 99.1 and incorporated herein by reference.  This announcement follows the one made by the Company on July 9, 2012 that the Bank’s members approved the plan of conversion to the stock holding company form of organization.  A copy of the press release issued on July 9, 2012 is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(d)           Exhibits

99.1	Press release dated July 10, 2012
99.2	Press release dated July 9, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMETRUST BANCSHARES, INC.

Date: July 11, 2012	By:	/s/ Tony J. VunCannon
Tony J. VunCannon
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated July 10, 2012
99.2	Press release dated July 9, 2012